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                             TAUBER & BALSER, P.C.
                          Certified Public Accountants
                           3340 Peachtree Road, N.E.
                                   Suite 250
                               Atlanta, GA 30326

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation in the Registration Statement on Form S-8 dated February 18, 1998, of Global TeleMedia International, Inc. of our report dated April 8, 1997 included, in the 1996 Annual Report of Global TeleMedia International, Inc. on Form 10-KSB.

Tauber & Balser, P.C.
Atlanta, Georgia
February 18, 1998